SECOND SUPPLEMENTAL INDENTURE
DATED AS OF APRIL 5, 2016
BETWEEN
TORCHMARK CORPORATION,
AS ISSUER
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

TABLE OF CONTENTS

PAGE
ARTICLE 1 DEFINITIONS    1
Section 1.01.Definitions.    1
ARTICLE 2 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES    6
Section 2.01.Designation, Principal Amount and Authorized Denominations.    6
Section 2.02.Repayment.    7
Section 2.03.Form.    7
Section 2.04.Interest.    7
Section 2.05.Interest Deferral.    8
Section 2.06.Events of Default.    9
Section 2.07.Security Registrar; Paying Agent.    11
Section 2.08.Subordination.    11
Section 2.09.Satisfaction, Discharge and Defeasance.    12
ARTICLE 3 COVENANTS    12
Section 3.01.Dividend and Other Payment Stoppages.    12
ARTICLE 4 REDEMPTION OF THE DEBENTURES    13
Section 4.01.Redemption.    13
Section 4.02.Redemption Price.    14
ARTICLE 5 ORIGINAL ISSUE OF DEBENTURES    14
Section 5.01.Original Issue of Debentures.    14
Section 5.02.Calculation of Original Issue Discount.    15
ARTICLE 6 MISCELLANEOUS    15
Section 6.01.Effectiveness.    15
Section 6.02.Effect of Recitals.    15
Section 6.03.Ratification of Base Indenture; Conflicts.    15
Section 6.04.Debentures Unaffected by Officer’s Certificates.    15
Section 6.05.Tax Treatment.    15
Section 6.06.Governing Law.    16
Section 6.07.Severability.    16
Section 6.08.Counterparts.    16
Section 6.09.Waiver of Jury Trial.    16
Section 6.10.Force Majeure.    16
Section 6.11.Trustee Liability.    16
Section 6.12.Submission to Jurisdiction.    17
Section 6.13.Electronic Communications.    17
Section 6.14.FATCA.    17

Exhibit A – Specimen Debenture    A-1

i

SECOND SUPPLEMENTAL INDENTURE, dated as of April 5, 2016 (this “Second Supplemental Indenture”), between Torchmark Corporation, a Delaware corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association incorporated and existing under the laws of the United States of America, (successor in interest to The Bank of New York), as trustee (the “Trustee”), supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (the “Base Indenture,” and together with this Second Supplemental Indenture, the “Indenture”) and the First Supplemental Indenture, dated as of September 24, 2012 (the “First Supplemental Indenture”), each between the Company and The Bank of New York, as trustee.
RECITALS
WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured junior subordinated debentures, notes or other evidence of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;
WHEREAS, the Company and the Trustee entered into that certain First Supplemental Indenture dated as of September 24, 2012 creating and authorizing a series of securities under the Base Indenture entitled 5.875% Junior Subordinated Debentures due 2052;
WHEREAS, Section 8.1 of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to establish the forms or terms of the Securities of any series as provided in Sections 2.1 and 2.3 thereof;
WHEREAS, pursuant to Sections 2.1 and 2.3 of the Base Indenture and this Second Supplemental Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.125% Junior Subordinated Debentures due 2056 (the “Debentures”), with the form and terms thereof as hereinafter set forth; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.
NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS
Section 1.01.    Definitions.
For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;
(b)    the definition of any term in this Second Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;
(c)    a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;
(d)    the singular includes the plural and vice versa;
(e)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this Second Supplemental Indenture;
(f)    headings are for convenience of reference only and do not affect interpretation; and
(g)    the following terms have the meanings given to them in this Section 1.1(g):
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.
“Base Indenture” has the meaning specified in the introduction to this Second Supplemental Indenture.
“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.
“Common Stock” means shares of common stock of the Company, including treasury shares and shares sold pursuant to the Company’s dividend reinvestment plans and employee benefit plans.
“Company” has the meaning specified in the introduction to this Second Supplemental Indenture.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities maturing on June 15, 2021.
“Comparable Treasury Price” means with respect to any date of redemption for the Debentures (1) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Compounded Interest” means accrued and unpaid interest on the Debentures, together with interest thereon, to the extent permitted by applicable law, compounded quarterly at the Coupon Rate.
“Coupon Rate” has the meaning specified in Section 2.04(a) hereof.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Debentures” has the meaning specified in the Recitals of this Second Supplemental Indenture.
“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest pursuant to Section 2.05 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including Compounded Interest) and all other accrued interest on the Debentures.
“Depositary”, with respect to the Debentures, means The Depository Trust Company or any successor clearing agency.
“Event of Default” has the meaning specified in Section 2.06 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“First Supplemental Indenture” has the meaning specified in the introduction to this Supplemental Indenture.
“Global Security” means a Security in the form prescribed in Section 2.03 hereof and Exhibit A hereto evidencing all or part of the Debentures registered in the name of the Depositary or its nominee for such series.
“Indenture” has the meaning specified in the Recitals of this Second Supplemental Indenture.
“Independent Investment Banker” means one of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and their respective successors, appointed by us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Interest Payment Date” means each March 15, June 15, September 15 and December 15, commencing June 15, 2016; provided that, if any such day is not a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day.
“Interest Payment Period” means the quarterly period from and including an Interest Payment Date to but not including the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the date of initial issuance of the Debentures (subject to Section 2.01(b) hereof) to but excluding June 15, 2016.
“Maturity Date” has the meaning specified in Section 2.02 hereof.
“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
“Parity Securities” shall have the meaning specified in Section 3.01(b) hereof.
“Paying Agent” means any Person authorized by the Company to pay the principal of or interest and any other payments on the Debentures on behalf of the Company.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.9 of the Base Indenture in exchange for or in lieu of a mutilated, defaced, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, defaced, destroyed, lost or stolen Security.
“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in (a) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Debentures.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Second Supplemental Indenture.
“Reference Treasury Dealer” means each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below)

selected by Wells Fargo Securities, LLC, and their respective successors; and (ii) one other primary U.S. government securities dealer (each, a “Primary Treasury Dealer”) specified by the Company; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.
“Regular Record Date” means, with respect to an Interest Payment Date, the March 1, June 1, September 1 and December 1, as the case may be, next preceding such Interest Payment Date, in each case whether or not a Business Day.
“Second Supplemental Indenture” has the meaning specified in the introduction to this Second Supplemental Indenture.
“Securities” has the meaning specified in the Recitals of this Second Supplemental Indenture.
“Security Registrar” means, with respect to the Debentures, The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by the Company, acting as security registrar for the Debentures.
“Security Registrar Office” means the office of the applicable Security Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of The Bank of New York Mellon Trust Company, N.A., in its capacity as Security Registrar under the Indenture, is located at 601 Travis Street, The Chase Center, Houston, Texas 77002, ATTN: Corporate Trust.
“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinarily have voting power to elect a majority of the board of directors or other managers of such Person, are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such tax matters, stating that, as a result of any: (i) amendment to, or change in, (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation, (ii) official administrative pronouncement (including a revenue ruling, private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in clause (i) above, by any court, government agency or regulatory authority, or (iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures (collectively, a “Tax Change”), which Tax Change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Company or becomes publicly known on or after the date hereof, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
“Total Assets” means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles.
“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.
“Underwriting Agreement” means that certain Underwriting Agreement, dated March 29, 2016, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule A thereto.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.01.    Designation, Principal Amount and Authorized Denominations.
(a)    Designation. Pursuant to Sections 2.1 and 2.3 of the Base Indenture, there is hereby established a series of Securities of the Company designated as the 6.125% Junior Subordinated Debentures due 2056, the principal amount of which to be issued shall be in accordance with Section 2.01(b) hereof and as set forth in any Issuer Order for the authentication and delivery of Debentures pursuant to Section 2.4 of the Base Indenture, and the form and terms of which shall be as set forth hereinafter.
(b)    Principal Amount. Debentures in an initial aggregate principal amount of $300,000,000 shall, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with Section 2.4 of the Base Indenture. Additional Debentures may be issued from time to time pursuant to this Second Supplemental Indenture on the same terms and conditions as the Debentures issued under this Second Supplemental Indenture in all respects, except for any difference in the issue date, issue price and, if applicable, the first payment of interest thereon and the initial interest accrual date. Additional Debentures issued pursuant to this Second Supplemental Indenture will be consolidated with, and will form a single series with, the previously outstanding Debentures issued pursuant to this Second Supplemental Indenture so long as any such additional Debentures have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the previously outstanding Debentures); provided that if such additional Debentures are not fungible with the outstanding Debentures for U.S. federal income tax purposes, then they will be issued under a separate CUSIP number. Any additional Debentures issued under this Second Supplemental Indenture will rank equally and ratably in right of payment with the Debentures originally issued under this Second Supplemental Indenture.
(c)    Authorized Denominations. The denominations in which Debentures shall be issuable is a minimum of $25 principal amount and integral multiples of $25 thereafter.
Section 2.02.    Repayment.
The principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on June 15, 2056 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).
Section 2.03.    Form.
The Debentures shall be substantially in the form of Exhibit A attached hereto and shall be issued in fully registered definitive form without interest coupons. Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Security Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Security Register by the Security Registrar. The Debentures may be presented for registration of transfer or exchange at the Security Registrar Office. The Debentures are initially solely issuable as Global Securities. The Depository Trust Company is hereby designated as Depositary. Registered Debentures shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.
In addition, beneficial interests in the Global Securities may be exchanged for definitive certificated Debentures upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures in connection with an Event of Default. If the Company determines at any time that the Debentures shall no longer be represented by a Global Security, the Company shall inform the Depositary of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the Global Security. If such participants then elect to withdraw their beneficial interests, the Company shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security. Any Global Security, or portion thereof, that is exchangeable pursuant to this Section 2.03 shall be exchangeable for Debenture certificates registered in the names directed by the Depositary.
Section 2.04.    Interest.
(a)    From and including the original issue date up to but excluding the Maturity Date or earlier Redemption Date, as applicable, the Debentures will bear interest, accruing from the date of initial issuance (except as further described in the following sentence), at the per annum rate of 6.125% (the “Coupon Rate”), payable quarterly in arrears on each Interest Payment Date, commencing on June 15, 2016.
(b)    Interest payments will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, the Maturity Date or the Redemption Date, as the case may be. The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month.
(c)    Otherwise than in connection with the maturity or early redemption of the Debentures or the payment in whole or in part of deferred or overdue interest on the Debentures, interest on the Debentures may be paid only on an Interest Payment Date. Notwithstanding the preceding sentence, in the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay).
(d)    To the extent permitted by applicable law, interest not paid when due hereunder, including, without limitation, all deferred interest, will accrue and compound quarterly at the Coupon Rate on each Interest Payment Date until paid. References to the term “interest” in this Indenture shall include such Compounded Interest.
(e)    For so long as the Debentures are represented by one or more Global Securities, the interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, which shall be the record date for such Interest Payment Date; provided that, in the event the Debentures at any time are not represented solely by one or more Global Securities, the Company may select a different record date for such Interest Payment Date, which shall be at least one Business Day before an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders of Debentures on such record date, and may be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered Holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange.
Section 2.05.    Interest Deferral.
(a)    Option to Defer Interest Payments.
(i)    So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest on the Debentures for one or more Interest Payment Periods up to five consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date of the Debentures or other redemption in full of the Debentures. If the Company shall fail to pay interest on the Debentures on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest on the Debentures, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.05.
(ii)    During a Deferral Period, interest will continue to accrue on the Debentures at the Coupon Rate, compounded quarterly, as of each Interest Payment Date to the extent permitted by applicable law.
(iii)    The Company shall pay all deferred interest in accordance with the provisions of Section 2.7 of the Base Indenture applicable to Defaulted Interest.
(b)    Payment of Deferred Interest. On the Maturity Date or if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded, the Company shall pay all accrued and unpaid interest, including deferred interest, from any available funds. On any Interest Payment Date the Company may pay any accrued and unpaid interest from any available funds.
(c)    Notice of Deferral. The Company shall provide written notice to the Trustee and the Holders of the Debentures of its election to commence or continue any Deferral Period at least one Business Day and not more than sixty Business Days prior to the applicable Interest Payment Date. Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security

Register by first-class mail, postage prepaid. Notwithstanding the foregoing, the failure of the Company to provide notice in accordance with this Section 2.05(c) of its election to commence or continue any Deferral Period, including any deemed election as provided in Section 2.05(a)(i), shall not affect the validity of such deferral hereunder.
Section 2.06.    Events of Default.
Solely for purposes of the Debentures, the first paragraph of Section 5.1, Section 5.1(a)-(i) and the following three paragraphs of the Base Indenture shall be deleted and replaced by the following:
“Event of Default”, wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    default in the payment of interest in full, including Compounded Interest, on any Debenture for a period of 30 days, other than during a Deferral Period, or on the Maturity Date;
(b)    default in the payment of principal of or premium, if any, on any Debenture on the Maturity Date or upon redemption;
(c)    failure by the Company to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the Indenture with respect to the Debentures (other than an agreement, covenant or provision for which non-compliance is elsewhere in this Section specifically dealt with), and such non-compliance continues for a period of 60 days after there has been given, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(d)    a default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $10,000,000 or more, which default (i) shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full within a period of 30 days after there has been given, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a “Notice of Default” hereunder; (it being understood however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) a Responsible Officer of the Trustee shall have received written notice thereof from the Company or from any Holder); provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; provided, further, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the default;
(e)    the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors (v) makes an admission in writing of its inability to pay its debts generally as they become due or (vi) takes corporate action in furtherance of any such action; or
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company, in an involuntary case, (ii) adjudges the Company as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or appoints a Custodian of the Company, or for all or substantially all of its property, or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.
The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures in connection with any failure by the Company to comply with any covenant or warranty of the Company contained in the Base Indenture (other than any covenant referred to in Section 5.1(a) or (b)), unless the Trustee is directed to exercise such remedies pursuant to and subject to the provisions of Section 5.9 of the Base Indenture.
If an Event of Default has occurred under Section 5.1(a), 5.1(b), 5.1(c) or 5.1(d), then, and in each and every such case, unless the Principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Debentures then Outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all of the Debentures then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.
If an Event of Default has occurred under Section 5.1(e) or Section 5.1(f), the principal of and accrued but unpaid interest on the Debentures shall automatically, and without any declaration or other action on the part of the Trustee or any Holder of the Debentures, become immediately due and payable. In connection with any such exercise of remedies, the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such failure to comply were an Event of Default. The Trustee shall not be charged with knowledge or notice of any such failure to comply unless and until it shall have received the foregoing direction under Section 5.9 of the Base Indenture.
Section 2.07.    Security Registrar; Paying Agent.
The Company appoints The Bank of New York Mellon Trust Company, N.A. as Security Registrar and Paying Agent with respect to the Debentures.
Section 2.08.    Subordination.
The subordination provisions of Article XIII of the Base Indenture shall apply to the Debentures, provided that, for purposes of such Article XIII, Senior Indebtedness will not include (i) (A) any indebtedness which by its terms ranks equally with the Debentures in right of payment, including guarantees of such indebtedness and including the Company’s 5.875 % Junior Subordinated Debentures Due 2052 and 3.812% Junior Subordinated Debentures Due 2036, (B) any indebtedness which by its terms is subordinated to the Debentures in right of payment, which shall rank junior in right of payment to the Debentures, (C) any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business, which shall rank equally in right of payment to the Debentures, (D) indebtedness owed by the Company to its subsidiaries, or (E) indebtedness owed by the Company to its employees, which shall rank equally in right of payment to the Debentures.
Section 2.09.    Satisfaction, Discharge and Defeasance.
The provisions of Article X of the Base Indenture shall apply to the Debentures except that Section 10.1(b)(iii) shall read:
(iii) the Company has delivered to the Trustee an opinion of counsel from a law firm experienced in such matters based on the fact that (x) the Company has received from, or there has been published by, the IRS a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owner of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

ARTICLE 3
COVENANTS
Section 3.01.    Dividend and Other Payment Stoppages.

So long as any Debentures remain Outstanding, if the Company shall have given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:
(a)    declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company other than:
(i)    purchases or acquisitions of shares of the Company’s capital stock in connection with the satisfaction by the Company of its obligations under any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or agents of the Company or its subsidiaries, or in connection with the satisfaction by the Company of its obligations under any dividend reinvestment plan;
(ii)    purchases or acquisitions of shares of the Company’s capital stock in satisfaction of the Company’s obligations under any contract or security requiring it to purchase shares of its capital stock entered into prior to the commencement of the deferral period;
(iii)    as a result of a reclassification of any series or class of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of its capital stock;
(iv)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to an acquisition or the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
(v)    dividends or distributions of the Company’s capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock, in each case solely from the issuance or exchange of capital stock;
(vi)    any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan; or
(vii)    acquisitions of the Company’s capital stock in connection with acquisitions of businesses made by the Company (which acquisitions are made by the Company in connection with the satisfaction of indemnification obligations of the sellers of such businesses); or
(b)    make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem, any of the Company’s debt securities or guaranties that rank equally with the Debentures (the “Parity Securities”) or junior to the Debentures, other than (i) any payment of current or deferred interest on Parity Securities and the Debentures made pro rata to the amounts due on such Parity Securities and the Debentures; (ii) any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; or (iii) any payment of principal on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities.
ARTICLE 4
REDEMPTION OF THE DEBENTURES
Section 4.01.    Redemption.
(a)    The Debentures shall be redeemable in accordance with Article XII of the Base Indenture, except to the extent otherwise provided in this Second Supplemental Indenture:
(i)    in whole at any time or in part from time to time on or after June 15, 2021;
(ii)    in whole, but not in part, at any time prior to June 15, 2021, within 90 days after the occurrence of a Tax Event; or
(iii)    in whole, but not in part, at any time prior to June 15, 2021, within 90 days after the occurrence of a Rating Agency Event;
provided that no partial redemption pursuant to Section 4.01(a)(i) shall be effected (x) unless at least $25 million aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Debentures shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, shall have been paid in full on all Outstanding Debentures for all Interest Payment Periods terminating on or before the Redemption Date.
(b)    Notwithstanding any provision of Article XII of the Base Indenture to the contrary, the Debentures shall be subject to partial redemption only in the amount of $25 and integral multiples of $25 in excess thereof.
Section 4.02.    Redemption Price.
The Redemption Price for any redemption pursuant to Section 4.01 will be equal to (1) in the case of any redemption pursuant to Section 4.01(a)(i) or Section 4.01(a)(ii), 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to but excluding the Redemption Date, and (2) in the case of any redemption pursuant to Section 4.01(a)(iii), the greater of (a) 100% of the principal amount of the Debentures being redeemed or (b) the present value of a payment on June 15, 2021 in an amount equal to the outstanding principal amount and scheduled payments of interest that would have accrued from the Redemption Date to June 15, 2021 on the Debentures being redeemed, discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the Redemption Date.

If less than all of the Debentures are to be redeemed, the particular Debentures to be redeemed will be selected not more than 45 days prior to the Redemption Date, in the case that the Debentures are issued as Global Securities, in accordance with the policies and procedures of the Depositary, and in the case that the Debentures are not issued as Global Securities by the Trustee from the outstanding Debentures not previously called for redemption, by such method as the Trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures, provided that the unredeemed portion of the principal amount of any debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture.
ARTICLE 5
ORIGINAL ISSUE OF DEBENTURES
Section 5.01.    Original Issue of Debentures.
Debentures in the aggregate principal amount not to exceed $300,000,000, except as provided in Section 2.01(b) hereof, may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, or any Vice President (or more senior officer) and its Treasurer or an Assistant Treasurer, without any further action by the Company.
Section 5.02.    Calculation of Original Issue Discount.
If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) by January 31 of the following calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
ARTICLE 6
MISCELLANEOUS
Section 6.01.    Effectiveness.
This Second Supplemental Indenture will become effective upon its execution and delivery.
Section 6.02.    Effect of Recitals.
The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any

Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.
Section 6.03.    Ratification of Base Indenture; Conflicts.
The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. In the event of any conflict between this Second Supplemental Indenture and the Base Indenture or the provisions set forth in the certificates of Debentures, as the case may be, this Second Supplemental Indenture shall control.
Section 6.04.    Debentures Unaffected by Officer’s Certificates.
None of the Company’s officer’s certificates pursuant to the Base Indenture entered into prior to the date hereof applies to the Debentures. To the extent the terms of the Base Indenture are amended by any of such officer’s certificates, no such amendment shall relate or apply to the Debentures. To the extent the terms of the Base Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such officer’s certificate or any other series of Securities. This Second Supplemental Indenture shall relate and apply solely to the Debentures.
Section 6.05.    Tax Treatment.
The Company agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal income tax purposes.
Section 6.06.    Governing Law.
This Second Supplemental Indenture, the Indenture as supplemented hereby and the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.
Section 6.07.    Severability.
In case any provision in this Second Supplemental Indenture, the Indenture as supplemented hereby or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.08.    Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
Section 6.09.    Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 6.10.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 6.11.    Trustee Liability.
In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) unless it shall be proved that the Trustee acted in bad faith or was grossly negligent in acting or failing to act.
Section 6.12.    Submission to Jurisdiction.
The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 6.13.    Electronic Communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 6.14.    FATCA.
The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

IN WITNESS WHEREOF, the Company has caused this Second Supplemental Indenture to be signed and delivered, and the Trustee has caused this Second Supplemental Indenture to be signed and delivered, all as of the day and year first written above.

TORCHMARK CORPORATION

By: /s/ Michael Pressley
Name: W. Michael Pressley
Title: Vice President and Chief Investment Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Signature Page to Second Supplemental Indenture]

Exhibit A
[FORM OF FACE OF DEBENTURE]
[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]1

________________________________________
1 Insert in Global Securities.

No. 001     Principal Amount: $300,000,000
Issue Date: April 5, 2016 CUSIP No.:     891027401
TORCHMARK CORPORATION
6.125% Junior Subordinated Debentures due 2056
TORCHMARK CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000), and all accrued and unpaid interest thereon on June 15, 2056 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).
The Company further promises to pay interest on said principal sum from April 5, 2016 or from the most recent interest payment date to which interest has been paid or duly provided for. Until the Maturity Date or earlier Redemption Date, each Debenture will bear interest at the per annum rate of 6.125% (the “Coupon Rate”) payable (subject to the interest deferral provisions of Section 2.05 of the Second Supplemental Indenture) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, an “Interest Payment Date”), commencing on June 15, 2016, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at such interest rate, compounded quarterly. Interest payments will include accrued interest from and including the last date in respect of which interest has been duly paid or provided for to, but not including, the next succeeding Interest Payment Date, the Maturity Date or the Redemption Date, as the case may be. The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year of twelve thirty-day months, and the amount of interest payable for any period shorter than a full Interest Payment Period for which interest is computed will be computed on the basis of thirty-day months and, for periods of less than a thirty-day month, the actual number of days elapsed per thirty-day month.
In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay). For so long as the Debentures are represented by one or more Global Securities, the interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, which shall be the record date for such Interest Payment Date; provided that in the event the Debentures at any time are not represented solely by one or Global Securities, the Company may select a different record date for such Interest Payment Date, which shall be at least one Business Day before an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date, and may be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debenture not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
The principal of (and premium, if any) and the interest (including Compounded Interest) on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in the United States, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register; provided further that, notwithstanding the foregoing provisions of this sentence, for so long as the Depositary (as defined in the Indenture referred to on the reverse hereof) is the Holder of all of the Debentures Outstanding, and provided that the Depositary has provided wire transfer instructions to the Company or the Paying Agent in a timely manner prior to each Interest Payment Date (which it may do by standing instructions) designating an account of the Depositary or its nominee at a commercial bank in the United States to which it wishes payments of interest on the Debentures to be made, the Company shall pay interest on the Debentures by wire transfer of federal (same day) funds to the account of the Depositary or its nominee in accordance with such wire transfer instructions.
The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now Outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Payment Periods up to five consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date hereof or other redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Any additional Debentures issued under the same CUSIP as this Debenture shall be fungible with this Debenture for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 5, 2016

(Corporate Seal)	TORCHMARK CORPORATION, as Issuer

By:
Name:
Title:

Certificate of Authentication
This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF SECURITY
This Debenture is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Indenture, dated as of November 2, 2001 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the First Supplemental Indenture, dated as of September 24, 2012 and the Second Supplemental Indenture, dated as of April 5, 2016, each between the Company and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Debentures include those stated in the Indenture, and the Debentures are subject to all such terms. This Debenture is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000.
All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Debenture shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:
(a)    in whole at any time or in part from time to time on or after June 15, 2021; or
(b)    in whole, but not in part, at any time prior to June 15, 2021 within 90 days after the occurrence of a Tax Event or a Rating Agency Event;
provided that no such partial redemption shall be effected (x) in the case of redemption pursuant to subsection (a), unless at least $25 million aggregate principal amount of Securities of this series shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Debentures of this series shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, shall have been paid in full on all Outstanding Debentures for all Interest Payment Periods terminating on or before the Redemption Date.
Notice of redemption shall be given at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Debentures shall state, among other things, the amount of Debentures to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of such Debenture to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Debentures that have been called for redemption on the Redemption Date.
In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Debentures, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.
The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Debenture, upon compliance by the Company with certain conditions set forth therein.
The Debentures are not entitled to the benefit of any sinking fund.
If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debenture are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the

Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
agent to transfer this Debenture on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:
Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.